UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2017

_______________________________________________________________________________
iStar Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400
 _______________________________________________________________________________

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01                                 Other Events.

As noted in iStar Inc.'s (the "Company") Quarterly Report on Form 10-Q for the period ended June 30, 2017, in April 2017, institutional investors acquired a controlling interest in our ground lease business through the merger of a Company subsidiary and related transactions (the "Acquisition Transactions"). Shortly before the Acquisition Transactions, we completed a $227.0 million secured financing on our ground lease assets. As a result of the Acquisition Transactions, we deconsolidated the ground lease assets and the associated secured financing. The transactions described above involving our ground lease business qualified for discontinued operations.

In this Current Report on Form 8-K, we have recast certain historical financial information originally included in our Annual Report on Form 10-K for the year ended December 31, 2016 to reflect the reclassification of our ground lease operations as discontinued operations. This reclassification as discontinued operations has no effect on the Company’s reported net income available to common shareholders as reported in prior SEC filings. Instead, it presents the revenues and expenses relating to our ground lease business as a single line item titled “Income from discontinued operations,” rather than presenting the revenues and expenses along with our other results of operations.

Items 6, 7 and 8 and Exhibits 12.3 and 100 of our Annual Report on Form 10-K for the year ended December 31, 2016 have been recast for the discontinued operations described above, to the extent applicable, and are set forth on Exhibits 99.1, 99.2, 99.3, 99.4 and 100, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. We have not modified or updated any other disclosures presented in our Annual Report on Form 10-K for the year ended December 31, 2016. All other information in the Form 10-K remains unchanged.

ITEM 9.01                                  Financial Statements and Exhibits.

Exhibit 23.1          Consent of PricewaterhouseCoopers LLP.
Exhibit 99.1                        Selected Financial Data.
Exhibit 99.2                        Management’s Discussion and Analysis of Financial Condition and Results of Operations.
Exhibit 99.3                      Financial Statements.
Exhibit 99.4                        Computation of Ratio of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends.
Exhibit 100     XBRL related-documents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iStar Inc.

Date:	September 5, 2017	By:	/s/ GEOFFREY G. JERVIS
Geoffrey G. Jervis Chief Operating Officer and Chief Financial Officer (principal financial and accounting officer)

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of PricewaterhouseCoopers LLP.
99.1	Selected Financial Data.
99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations.
99.3	Financial Statements.
99.4	Computation of Ratio of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends.
100	XBRL related-documents